Exhibit 10.24

AMENDMENT dated as of October 15, 2002, to the Credit Agreement dated as of August 11, 2000, as amended and restated as of February 12, 2002 (the “Credit Agreement”), among SHILOH INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the LENDERS party thereto, JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent, KEYBANK NATIONAL ASSOCIATION, as Syndication Agent and BANK ONE, MICHIGAN, as, Documentation Agent.

A.    Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B.    The Borrower has requested that the Lenders agree to amend certain provisions of the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

C.    The undersigned Lenders are willing so to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D.    Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1.    Amendments to Section 1.01.  Section 1.01 of the Credit Agreement is hereby amended as follows:

(a) by deleting in its entirety the definition of the term “Capital Expenditures Plan” and substituting the following therefor:

“Capital Expenditures Plan” means, collectively, (a) the capital expenditures plan of the Borrower and the Subsidiaries for the Borrower’s fiscal year ending October 31, 2002, (b) the capital expenditures plan of the Borrower and the Subsidiaries for the Borrower’s fiscal year ending October 31, 2003, and (c) the capital expenditures plan of the Borrower and the Subsidiaries for the Borrower’s fiscal year ending October 31, 2004.

(b) by adding the following text at the end of the definition of the term “Consolidated EBITDA”.

Notwithstanding the foregoing, to the extent deducted in determining Consolidated Net Income for any period, any nonrecurring non-cash charges resulting from the write-down of (a) the Borrower’s investment in VCS Properties, LLC (formerly known as Valley City Steel Company) and Valley City Steel, LLC and (b) the land and buildings (other than any

Mortgaged Property) occupied and leased by VCS Properties, LLC (formerly known as Valley City Steel Company) as of September 30, 2002, shall be added to Consolidated Net Income for such period for purposes of determining Consolidated EBITDA.

(c) by adding the following text at the end of the definition of the term “Consolidated Tangible Net Worth”:

Notwithstanding the foregoing, Consolidated Tangible Net Worth shall be calculated excluding the effect of any nonrecurring non-cash charges resulting from the write-down of (a) the Borrower’s investment in VCS Properties, LLC (formerly known as Valley City Steel Company) and Valley City Steel, LLC and (b) the land and buildings (other than any Mortgaged Property) occupied and leased by VCS Properties, LLC (formerly known as Valley City Steel Company) as of September 30, 2002.

SECTION 2.    Amendment to Section 5.01.  Section 5.01 of the Credit Agreement is hereby amended by deleting in its entirety paragraph (g) thereof and substituting the following therefor:

(g) not later than August 31, 2003, a Capital Expenditures Plan for the Borrower’s fiscal year ending October 31, 2004, which Capital Expenditures Plan shall be (x) no less detailed than the Capital Expenditures Plan for the Borrower’s fiscal year ending October 31, 2003, and (y) otherwise shall be in form and substance reasonably satisfactory to the Lenders;

SECTION 3.    Amendment to Section 5.16.  Section 5.16 of the Credit Agreement is hereby amended by deleting all references to the text “October 31, 2003” therein and substituting the text “October 31, 2004” for all such references.

SECTION 4.    Amendment to Section 6.01.  Paragraph (f) of Section 6.01 of the Credit Agreement is hereby amended by inserting the text “or October 31, 2003” immediately following the text “October 31, 2002” and before the text “and”.

SECTION 5.    Amendment to Section 6.06.  Paragraph (c) of Section 6.06 of the Credit Agreement is hereby amended by inserting the text “or October 31, 2003” immediately following the text “October 31, 2002” and before the text “,”.

SECTION 6.    Amendments to Section 6.16.  Section 6.16 of the Credit Agreement is hereby amended as follows:

(a) by inserting the following table at the end of paragraph (b) thereof:

Period	Amount
Month ending on November 30, 2002	$4,345,000
2 Months ending on December 31, 2002	$7,095,000
3 Months ending on January 31, 2003	$13,069,000

4 Months ending on February 28, 2003	$15,454,000
5 Months ending on March 31, 2003	$18,740,000
6 Months ending on April 30, 2003	$21,810,000
7 Months ending on May 31, 2003	$23,090,000
8 Months ending on June 30, 2003	$24,280,000
9 Months ending on July 31, 2003	$26,950,000
10 Months ending on August 31, 2003	$27,850,000
11 Months ending on September 30, 2003	$28,225,000
12 Months ending on October 31, 2003	$29,095,500

(b) by deleting the text “October 31, 2003” in paragraph (c) thereof and replacing it with the text “October 31, 2004”.

SECTION 7.    Representations and Warranties.  The Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The representations and warranties of the Borrower set forth in the Loan Documents are true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 8. Conditions to Effectiveness. This Amendment shall become effective as of the date first above written when (i) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders, (ii) the Commitments shall have been ratably reduced to an amount not in excess of $260,000,000 pursuant to Section 2.08(b) of the Credit Agreement and the Borrower shall have repaid Revolving Borrowings as required by Section 2.10(b) of the Credit Agreement and (iii) all fees and expenses required to be paid or reimbursed by the Borrower under or in connection with this Amendment or the Credit Agreement shall have been paid or reimbursed, as applicable (including all fees and disbursements of counsel previously invoiced).

SECTION 9.    Credit Agreement.  Except as specifically waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 10.    Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 11.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 12.    Expenses.  The Borrower agrees to reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

SECTION 13.    Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

SHILOH INDUSTRIES, INC.,

by:	/s/ STEPHEN GRAHAM
Name: Stephen Graham Title: Chief Financial Officer

JPMORGAN CHASE BANK individually and as Administrative Agent and Collateral Agent,

by:	/s/ KAREN M. SHARF
Name: Karen M. Sharf Title: Vice President

BANK ONE, NA

by:	/s/ JOANNA W. ANDERSON
Name: Joanna W. Anderson Title: Assistant Vice President

COMERICA BANK

by:	/s/ SARAH N. RIGGS
Name: Sarah N. Riggs Title: Account Officer

GE CAPITAL CFE, INC.

by:	/s/ WILLIAM S. RICHARDSON
Name: William S. Richardson Title: Duly Authorized Signatory

KEY CORPORATE CAPITAL, INC.

by:	/s/ MICHAEL V. PANICAL
Name: Michael V. Panical Title: Vice President

NATIONAL CITY BANK

by:	/s/ ROBERT S. COLEMAN
Name: Robert S. Coleman Title: Senior Vice President

THE BANK OF NOVA SCOTIA

by:	/s/ DANIEL A. COSTIGAN
Name: Daniel A. Costigan Title: Director

PNC BANK, NATIONAL ASSOCIATION

by:	/s/ MARY E. BURGWINKLE
Name: Mary E. Burgwinkle Title: Vice President

SKY BANK

by:	/s/ JERRY S. SUTHERIN
Name: Jerry S. Sutherin Title: Vice President

U.S. BANK NATIONAL ASSOCIATION FKA Firstar Bank, National Association

by:	/s/ MARK E. STORER
Name: Mark E. Storer Title: Senior Vice President